Exhibit 10.4

EXECUTION VERSION

AMENDMENT NO. 4 TO THE
FIVE YEAR SENIOR UNSECURED CREDIT AGREEMENT

Dated as of June 22, 2012

AMENDMENT NO. 4 TO THE FIVE YEAR SENIOR UNSECURED CREDIT AGREEMENT (this “Amendment”) among TYCO INTERNATIONAL FINANCE S.A., a Luxembourg company (the “Borrower”), TYCO INTERNATIONAL LTD., a Swiss company (the “Guarantor”), the LENDERS listed on the signature pages hereto and CITIBANK, N.A., as Administrative Agent (the “Agent”).

PRELIMINARY STATEMENTS:

(1)                                  The Borrower, the Guarantor, the Lenders and the Agent have entered into that certain Five Year Senior Unsecured Credit Agreement dated as of April 25, 2007 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)                                  The Borrower has notified the Agent that it desires to amend the Credit Agreement as set forth herein.

(3)                                  The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Guarantor and the Borrower and the Guarantor and the Required Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

SECTION 1.                                Amendments to Credit Agreement.  The Credit Agreement is, effective as of the Amendment Effective Date (defined below) and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as hereinafter set forth:

(a)                                  Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended as follows:

(i)                                     Inserting the following defined terms in the appropriate alphabetical order:

“ADT” means The ADT Corporation, a Delaware corporation.

“Amendment No. 4” means the Amendment No. 4 to this Agreement dated as of June 22, 2012 by and among Tyco International Finance S.A., Tyco International Ltd., Citibank, N.A., and the Lenders party thereto.

“Amendment No. 4 Effective Date” means June 22, 2012, subject to the satisfaction of the conditions to effectiveness set forth in Section 2 of Amendment No. 4.

“Flow PubCo” has the meaning assigned to such term as set forth in the definition of 2012 Separation Transactions.

“2012 Separation Transactions” means (a) (x) the contribution to ADT of the assets, liabilities and equity interests of the North American residential and small business security business of the Borrower and the Guarantor and (y) the contribution to a newly-formed Swiss company (“Flow PubCo”) of the assets, liabilities and equity interests of the flow control business of the Borrower nad the Guarantor, (b) the distribution of the equity interests of ADT and Flow PubCo to the equityholders of the Guarantor and (c) the other transactions ancillary to the foregoing as set forth in the material agreements (along with schedules and exhibits relating thereto), as amended from time to time, entered into in connection with clauses (a) and (b) of this definition.

(ii)                                  The definition of “Subsidiary Guarantor” is hereby amended in full to read as follows:

“Subsidiary Guarantor” means ADT and each other Subsidiary that has executed a Subsidiary Guaranty pursuant to Section 5.12 (whether required by Section 5.12 to do so or otherwise).

(b)                                 Section 2.07 (Termination and Reduction of Commitments) is hereby amended by inserting at the end thereof, the following:

(d)                                 Concurrently with the effectiveness of Amendment No. 4 on the Amendment No. 4 Effective Date, the Commitments shall be deemed reduced by an amount such that after giving effect to such reduction the aggregate amount of the Commitments is $500,000,000.  The reduction of Commitments pursuant to this clause (d) shall be permanent and shall be made ratably among the Lenders in accordance with their respective Commitments.

(c)                                  Section 5.11 (Transactions with Affiliates) is hereby amended by (i) deleting the “or” appearing at the end of clause (ix), (ii) deleting the period appearing at the end of clause (x) and inserting in lieu thereof a semi-colon and (iii) inserting the following new clause (xi) at the end thereof:

(xi) engaging in any Affiliate Transaction in connection with the consummation of the 2012 Separation Transactions.

(d)                                 Section 5.13 (Subsidiary Debt) is hereby amended by (x) deleting the “or” appearing immediately before clause (iv) of the proviso and inserting in lieu thereof a comma

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and (y) deleting the period appearing at the end of such Section 5.13 and inserting in lieu thereof the following new clause (v):

or (v) Debt incurred by any Subsidiary Guarantor.

SECTION 2.                                Conditions to Effectiveness.  This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when, each of the following conditions shall have been satisfied (unless waived by the Required Lenders):

(a)                                  The Agent shall have received counterparts of this Amendment executed by the Borrower, the Guarantor and the Required Lenders.

(b)                                 The Agent shall have received written notice of the Borrower’s reduction of Commitments in accordance with Section 2.07(d) (as amended by this Amendment).

(c)                                  The Agent shall have received the Subsidiary Guaranty dated as of the date of this Amendment and duly executed and delivered by The ADT Corporation (“ADT”), a Delaware corporation, in substantially the form as Exhibit D to the Credit Agreement (provided that such Subsidiary Guaranty shall provide for the automatic release of ADT from such Subsidiary Guaranty upon the distribution with respect to the equity interest of ADT described in clause (b) of the definition of 2012 Separation Transactions in Section 1.01) and otherwise in form and substance reasonably satisfactory to the Agent (the “Subsidiary Guaranty”).

(d)                                 The Agent shall have received on or before the date of this Amendment certified copies of the charter, by-laws and other constitutive documents of ADT and of resolutions of the Board of Directors of ADT authorizing the transactions contemplated under the Subsidiary Guaranty, together with incumbency certificates dated the date of this Amendment evidencing the identity, authority and capacity of each Person authorized to execute and deliver the Subsidiary Guaranty and any other documents to be delivered by ADT pursuant hereto or thereto, all in form and substance reasonably satisfactory to the Agent and its counsel.

(e)                                  The Agent shall have received (i) a favorable opinion of Gibson Dunn & Crutcher, LLP, special New York counsel for ADT, in substantially the form of Exhibit A-1 hereto and (ii) a favorable opinion of the General Counsel of ADT, in substantially the form of Exhibit A-2 hereto.

(f)                                    The representations and warranties set forth in Section 3 of this Amendment and the representations and warranties set forth in Article III to the Credit Agreement (other than Section 3.04, Section 3.05(a)(i) or (b) or Section 3.09) are true and correct in all material respects on and as of the Amendment Effective Date (except in the case of any representation or warranty that by its terms refers to a date other than the Amendment Effective Date, in which case such representations and warranties were true and correct in all material respects as of such other date).

(g)                                 As of the Amendment Effective Date, no Default has occurred and is continuing.

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(h)                                 If, after giving effect to this Amendment, the total amount of Revolving Credit Exposures would exceed the then applicable total Commitments (as reduced hereby) (such amount being the “Excess Amount”), then the Borrower shall have repaid the outstanding Loans (with all interest accrued thereon) in an amount equal to the Excess Amount.

SECTION 3.                                Representations and Warranties of the Borrower and Guarantor  Each of the Guarantor and the Borrower represents and warrants as follows:

(a)                                  Each Obligor is a company duly organized or formed and validly existing under the laws of its jurisdiction of organization or formation and in good standing under such jurisdiction.

(b)                                 The execution, delivery and performance by each of the Guarantor and the Borrower of this Amendment and the Loan Documents, as amended hereby, to which it is or is to be a party, and the consummation of the transactions contemplated hereby, are within the Guarantor’s and Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and (ii) will not violate, contravene, or constitute a default under any provision of (A) any applicable law or regulation and (B) any order, judgment, decree or injunction of any Governmental Authority.

(c)                                  This Amendment has been duly executed and delivered by the Borrower and the Guarantor.  This Agreement and each other Loan Document to which each Obligor is a party has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.                                Reference to and Effect on the Credit Agreement and the Notes.  (a)  On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)                                 The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  This Amendment shall constitute a Loan Document as such term is defined in the Credit Agreement.

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SECTION 5.                                Costs and Expenses  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment, the Subsidiary Guaranty and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 10.03 of the Credit Agreement.

SECTION 6.                                Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.                                Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TYCO INTERNATIONAL FINANCE S.A.,
as Borrower

By	/s/ Peter Schieser
Title: Managing Director

TYCO INTERNATIONAL LTD.,
as Guarantor

By:	/s/ Frank Sklarsky
	Title:	Chief Financial Officer and Executive Vice President

CITIBANK, N.A.,
as Agent and as a Lender

By	/s/ Susan Olsen
Name: Susan Olsen
Title: Vice President

BANK OF AMERICA, N.A., as a Lender

By	/s/ George Hlentzas
Name: George Hlentzas
Title: Vice President

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Lender

By	/s/ Robert Grillo
Name: Robert Grillo
Title: Director

WESTPAC BANKING CORPORATION,
as a Lender

By	/s/ David Brumby
Name: David Brumby
Title: Executive Director Westpac Americas

ING Bank N.V., Dublin Branch, as a Lender

By	/s/ Shaun Hawley
Name: Shaun Hawley
Title: Vice President

By	/s/ Aidan Neill
Name: Aidan Neill
Title: Director

BNP PARIBAS, as a Lender

By	/s/ Melissa Balley
Name: Melissa Balley
Title: Vice President

By	/s/ Angela Bentley Arnold
Name: Angela Bentley
Title: Managing Director

UBS LOAN FINANCE LLC, as a Lender

By	/s/ Irja R. Otsa
Name: Irja Otsa
Title: Associate Director, Banking Products Services US

The Bank of Nova Scotia, as a Lender

By	/s/ David Schwartzbard
Name: David Schwartzbard
Title: Director

The Northern Trust Company, as a Lender

By	/s/ Andrew D. Holtz
Name: Andrew D. Holtz
Title: Vice President

Morgan Stanley Bank, N.A., as a Lender

By	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as a Lender

By	/s/ Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

Intessa Sanpaolo S.p.A. — New York Branch;
as a Lender

By	/s/ John J. Michalisin
Name: John J. Michalisin
Title: First Vice President

By	/s/ William S. Denton
Name: William S. Denton
Title: Global Relationship Manager

GOLDMAN SACHS BANK USA, as a Lender

By	/s/ Michelle Latzoni
Name: Michelle Latzoni
Title: Authorized Signatory

Deutsche Bank AG New York Branch, as a Lender

By	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Banco Bilbao Vizcaya Argentaria S.A., New York Branch, as a Lender

By	/s/ Mathias Rosenthal
Name: Mathias Rosenthal
Title: Associate

By	/s/ Paul Rodriguez
Name: Paul Rodriguez
Title: Vice President

Barclays Bank PLC, as a Lender

By	/s/ Michael Mozer
Name: Michael Mozer
Title: Vice President

The Bank of New York Mellon, as a Lender

By	/s/ Jeffrey Dears
Name: Jeffrey Dears
Title: Vice President

EXHIBIT A

[GIBSON DUNN LEGAL OPINION]

June 22, 2012

The Lenders listed on Schedule I hereto,

and the Agent party to the

Credit Agreement referred to below

(collectively, the “Lender Parties”)

c/o Citibank, N.A., as Agent

Re:       The ADT Corporation — Subsidiary Guaranty, dated as of June 22, 2012, with respect to the Five-Year Senior Unsecured Credit Agreement dated as of April 25, 2007

Ladies and Gentlemen:

We have acted as special counsel to The ADT Corporation, a Delaware corporation (the “Company”), in connection with that certain Amendment No. 4, dated June 22, 2012 (the “Amendment No. 4”), to the Five-Year Senior Unsecured Credit Agreement dated as of April 25, 2007 (as amended to the date hereof and as further amended by the Amendment No. 4, the “Credit Agreement”) by and among Tyco International Finance S.A., Tyco International Ltd., certain lenders as named therein (the “Lenders”) and Citibank, N.A., as Administrative Agent (the “Agent”).  Each capitalized term used and not defined herein has the meaning assigned to that term in the Credit Agreement.

This opinion is delivered pursuant to Section 2(e)(i) of the Amendment No. 4.

In rendering this opinion, we have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following documents and instruments:

(i)             the Credit Agreement, including the Exhibits and Schedules thereto; and

(ii)                                  the Subsidiary Guaranty, dated as of June 22, 2012 (the “Subsidiary Guaranty”), made by the Company in favor of the Agent with respect to the Credit Agreement.

The Credit Agreement and the Subsidiary Guaranty are collectively referred to herein as the “Financing Documents.”

We have assumed without independent investigation that:

(a)          The signatures on all documents examined by us are genuine, all individuals executing such documents had all requisite legal capacity and competency and were duly authorized, the documents submitted to us as originals are authentic and the documents submitted to us as certified or reproduction copies conform to the originals;

(b)         The Company is validly existing and, as applicable, in good standing under the laws of its jurisdiction of organization, has all requisite power to execute and deliver the Subsidiary Guaranty and to perform its obligations thereunder, the execution and delivery of the Subsidiary Guaranty by the Company and performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and, except as specifically addressed in our opinions in paragraph 3 below, do not violate any law, rule, regulation, order, judgment or decree applicable to the Company, and the Subsidiary Guaranty has been duly executed and delivered by the Company; and

(c)          There are no agreements or understandings between or among any of the parties to the Financing Documents or third parties that would expand, modify or otherwise affect the terms of the Financing Documents or the respective rights or obligations of the parties thereunder.

In rendering this opinion, we have made such inquiries and examined, among other things, originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, agreements, certificates, instruments and other documents as we have considered necessary or appropriate for purposes of this opinion.  As to certain factual matters, we have relied to the extent we deemed appropriate and without independent investigation upon the representations and warranties of the Company in the Subsidiary Guaranty, a certificate of officers of the Company, a copy of which is attached hereto (the “Officer’s Certificate”) or certificates obtained from public officials and others.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, exceptions, assumptions and limitations herein contained, we are of the opinion that:

1.               The Subsidiary Guaranty constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

2.               The execution and delivery by the Company of the Subsidiary Guaranty, and performance of its obligations thereunder, do not and will not, based solely upon review of the documents identified to us in the Officer’s Certificate as constituting all contracts evidencing or governing Material Debt (as such term is defined in the Credit Agreement) of the Company, which are listed in Schedule A hereto (each a “Material Debt Contract”), (A) result in a material breach of or default under any Material Debt Contract or (B) result in or require the creation or imposition of any Lien upon any assets of the Company under any Material Debt Contract, other than Liens permitted by the Credit Agreement.

3.               The execution and delivery by the Company of the Subsidiary Guaranty, and performance of its obligations thereunder, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of New York or the

United States of America under, any law, rule or regulation of the State of New York or the United States of America applicable to the Company that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Subsidiary Guaranty.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A.           We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and the United States of America.  This opinion is limited to the effect of the current state of the laws of the State of New York and the United States of America and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.  We express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws, rules or regulations.

B.             Our opinion in paragraph 1 is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers or distributions by corporations to stockholders) and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.             We express no opinion regarding the effectiveness of (i) any waiver (whether or not stated as such) under the Financing Documents of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (ii) any waiver (whether or not stated as such) contained in the Financing Documents of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (iv) any provision in any Financing Document waiving the right to object to venue in any court; (v) any agreement to submit to the jurisdiction of any Federal Court; (vi) any waiver of the right to jury trial; (vii) any provision purporting to establish evidentiary standards; (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others; (ix) the availability of damages or other remedies not specified in the Financing Documents in respect of breach of any covenants (other than covenants relating to the payment of principal, interest, make whole premium, indemnities and expenses); (x) any right of setoff to the extent asserted by a participant in the rights of a Lender under the Financing Documents; or (xi) the effect on the enforceability of the guarantee contained in the Subsidiary Guaranty against the Company of any facts or circumstances occurring after the date hereof that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by the Company.  In addition, we advise you that some of the provisions of the Financing Documents may not be enforceable by a Lender acting individually (as opposed to the Lenders acting through the Agent).

D.            In rendering our opinions expressed in paragraph 2 insofar as they require interpretation of Material Debt Contracts, we express no opinion with respect to the compliance by any Obligor with any covenants included in any Material Debt Contract to the extent compliance depends on financial calculations or data.

This opinion is rendered as of the date hereof to the Lender Parties in connection with the Financing Documents and may not be relied upon by any person other than the Lender Parties or by the Lender Parties in any other context.  The Lender Parties may not furnish this opinion or copies hereof to any other person except (i) to bank examiners and other regulatory authorities should they so request in connection with their examinations, (ii) to the independent auditors and attorneys of the Lender Parties, (iii) pursuant to order or legal process of any court or governmental agency, (iv) in connection with any legal action to which any Lender Party is a party arising out of the transactions contemplated by the Financing Documents, or (v) any potential permitted assignee of or participant in the interest of any Lender Party under the Financing Documents for its information.  Notwithstanding the foregoing, parties referred to in clause (v) of the immediately preceding sentence who become Lenders after the date hereof may rely on this opinion as if it were addressed to them (provided that such delivery shall not constitute a re-issue or reaffirmation of this opinion as of any date after the date hereof).  This opinion may not be quoted without the prior written consent of this Firm.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

SCHEDULE I — LENDERS

Citibank, N.A.
Bank of America, N.A.
JPMorgan Chase Bank, N.A.
Barclays Bank PLC
BNP Paribas
Goldman Sachs Bank USA
Morgan Stanley Bank, N.A.
UBS Loan Finance LLC
Deutsche Bank AG New York Branch
The Bank of New York Mellon
Banco Bilbao Vizcaya Argentaria, S.A. New York Branch
ING Bank N.V., Dublin Branch
The Northern Trust Company
Westpac Banking Corporation
The Bank of Nova Scotia
Australia and New Zealand Banking Group Limited
Intesa Sanpaolo S.p.A.- New York Branch

SCHEDULE A

MATERIAL DEBT CONTRACTS

1.               Five-Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

2.               364-Day Senior Unsecured Bridge Loan Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

3.               Subsidiary Guaranty, dated as of June 22, 2012, made by The ADT Corporation in favor of Citibank, N.A., as Administrative Agent, with respect to the Five-Year Senior Unsecured Credit Agreement, dated as of June 22, 2012, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

THE ADT CORPORATION

OFFICER’S CERTIFICATE

June22, 2012

The undersigned, Ravi Tulsyan, does hereby certify to Gibson, Dunn & Crutcher LLP (“Gibson Dunn”), in his capacity as a Vice President and Treasurer of The ADT Corporation, a Delaware corporation (the “Company”), in connection with that certain Amendment No. 4, dated June 22, 2012 (the “Amendment No. 4”), to the Five-Year Senior Unsecured Credit Agreement dated as of April 25, 2007 (as amended to the date hereof and as further amended by the Amendment No. 4, the “Credit Agreement”) by and among Tyco International Finance S.A., Tyco International Ltd., certain lenders as named therein (the “Lenders”) and Citibank, N.A., as Administrative Agent (the “Agent”), as follows:

1.     I am the duly elected and incumbent Vice President and Treasurer of the Company and am authorized to execute this Certificate on behalf of the Company.

2.     I recognize and acknowledge that this Certificate is being furnished to Gibson Dunn in connection with the delivery of their legal opinion of even date herewith pursuant to Section 2(e)(i) of the Amendment No. 4.  I further understand that Gibson Dunn is relying to a material degree on this Certificate in rendering that opinion.  On behalf of the Company, I hereby authorize such reliance.

3.     I have asked such questions regarding the meaning of any of the provisions of this Company as I have considered necessary.

4.     To the best of my knowledge, Schedule A attached hereto lists each contract evidencing or governing Material Debt (as such term is defined in the Credit Agreement) of the Company, including all amendments and supplements thereto.

Capitalized terms used in this Certificate and not defined shall have the meanings given to such terms in the Credit Agreement.

A copy of this Certificate executed and delivered by facsimile transmission shall be valid for all purposes.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

/s/ Ravi Tulsyan
Name:	Ravi Tulsyan
Title:	Vice President and Treasurer

Signature Page to ADT Officer’s Certificate for GDC Opinion

SCHEDULE A — MATERIAL DEBT CONTRACTS

1.               Five-Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

2.               364-Day Senior Unsecured Bridge Loan Agreement, dated as of June 22, 2012, among The ADT Corporation, Tyco International Ltd., the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

3.               Subsidiary Guaranty, dated as of June 22, 2012, made by The ADT Corporation in favor of Citibank, N.A., as Administrative Agent, with respect to the Five-Year Senior Unsecured Credit Agreement, dated as of June 22, 2012, among Tyco International Finance S.A., Tyco International Ltd., the lenders party thereto and Citibank, N.A., as Administrative Agent.

EXHIBIT B

[OPINION OF THE GENERAL COUNSEL OF THE ADT CORPORATION]

June 22, 2012

To the Lenders
listed on the signature pages to

the Credit Agreement (as defined below)

and Citibank, N.A., as Administrative Agent

1615 Brett Rd, Bldg #3

New Castle, DE 19720

Attention:  Bank Loans Syndications Department

Re:                               The ADT Corporation — Subsidiary Guaranty, dated as of June 22, 2012, with respect to the Five-Year Senior Unsecured Credit Agreement dated as of April 25, 2007, as amended.

Ladies and Gentlemen:

I am the General Counsel of The ADT Corporation, a Delaware corporation (the “Company”), and in that capacity I have acted as counsel to the Company in connection with:

(i)                                     Amendment No. 4 dated as of June 22, 2012 (“Amendment No. 4”) to the Five-Year Senior Unsecured Credit Agreement dated as of April 25, 2007 (as amended to the date hereof and as further amended by Amendment No. 4, the “Credit Agreement”) by and among Tyco International Finance S.A., Tyco International Ltd., a Swiss company (the “Guarantor”), certain Lenders (the “Lenders”) and Citibank, N.A., as Administrative Agent (the “Administrative Agent”); and

(ii)                                  the Subsidiary Guaranty dated as of June 22, 2012 (the “Subsidiary Guaranty”) made by the Company in favor of the Administrative Agent, with respect to the Credit Agreement.

This opinion is delivered to you pursuant to Section 2(e)(ii) of Amendment No. 4.  In connection with rendering this opinion, I have examined the Credit Agreement, the Subsidiary Guaranty and such other agreements, records, certificates and documents, as we have deemed necessary or advisable.  I have examined and relied upon, to the extent that I have deemed such reliance proper, such certificates of public officials and have made such investigation as I considered necessary for the purposes of the opinions expressed herein.  Capitalized terms not otherwise defined herein shall have the same meanings assigned to them in the Credit Agreement, unless the context otherwise requires.

I am of the opinion that:

The Company is a validly existing corporation in good standing under the laws of the State of Delaware, and has all requisite corporate power to execute and deliver the Subsidiary Guaranty and to perform its obligations thereunder.

The execution and delivery by the Company of the Subsidiary Guaranty and the performance of its obligations thereunder have been duly authorized by all necessary corporate action.  The Subsidiary Guaranty has been duly executed and delivered by the Company.

The execution and delivery by the Company of the Subsidiary Guaranty, and performance of its obligations thereunder, do not and will not violate the certificate of incorporation or bylaws of the Company.

The execution and delivery by the Company of the Subsidiary Guaranty, and performance of its obligations thereunder, do not and will not violate, or require any filing with or approval of any governmental authority or regulatory body of the State of Delaware under, the Delaware General Corporation Law.

There is no action, suit or proceeding pending, or, to the best of my knowledge, threatened against or affecting, the Company before any court or arbitrator or any governmental body, agency or official that could, based upon the facts and circumstances in existence on the date hereof, reasonably be expected to have a Material Adverse Effect or that affects the validity of the Loan Documents, except as disclosed in the Guarantor’s filings on Forms 10K, 10Q or 8K or the Company’s filings on the Amended Form 10-12B/A filed with the SEC on May 25, 2012 (the “Existing Litigation”), in each case, on or before the date hereof, and except for shareholders’ derivative litigation or shareholders’ class actions based on the same facts and circumstances as the Existing Litigation.

The Company is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

I render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the State of Texas and the United States of America and, for purposes of paragraphs 1, 2, 3 and 4 above, the Delaware General Corporation Law.   I am not admitted to practice in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as I consider necessary to render the opinions contained in paragraphs 1, 2, 3 and 4 above.  Except as expressly set forth in paragraph 6 above, I express no opinion regarding the Securities Act of 1933, as amended, or any other federal or state securities laws, rules or regulations.

This opinion is based on my knowledge of the law and facts as of the date hereof.  I assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or to reflect any changes in any law which may hereafter occur or become effective.

This opinion is rendered solely for your benefit and the benefit of your permitted successors and assigns in connection with the transactions contemplated by the Credit Agreement and is not to be used for any other purpose or circulated to any other person except (i) to bank examiners and other regulatory authorities should they so request in connection with their examinations, (ii) to the independent auditors and attorneys of the Administrative Agent and the Lenders, (iii) pursuant to order or legal process of any court or governmental agency, or (iv) in connection with any legal action to which the Administrative Agent or any Lender is a party arising out of the transactions contemplated by the Credit Agreement.  This opinion may not be quoted or otherwise referred to for any purpose without, in each case, my written permission.

THE ADT CORPORATION

/s/ David Bleisch
N. David Bleisch
General Counsel